As filed with the Securities and Exchange Commission on November 12, 2004

Registration No. 333-119026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 3

to

FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Home Federal Bancorp, Inc. of Louisiana

(in organization)

(Name of Small Business Issuer in Its Charter)

United States	6035	To be requested
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

624 Market Street

Shreveport, Louisiana 71101

(318) 222-1145

(Address and Telephone Number of Principal Executive Offices and Principal Place of Business)

Daniel R. Herndon

President and Chief Executive Officer

Home Federal Bancorp, Inc. of Louisiana

624 Market Street

Shreveport, Louisiana 71101

(318) 222-1145

(Name, Address, and Telephone Number of Agent for Service)

Copies to:

Kevin M. Houlihan, Esq. Elias, Matz, Tiernan & Herrick L.L.P. 734 15th Street, N.W., 12th Floor Washington, D.C. 20005 (202) 347-0300	James C. Stewart, Esq. Malizia Spidi & Fisch, P.C. 1100 New York Avenue, N.W. Washington, D.C. 20005 (202) 434-4671

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, par value $.01 per share	1,851,500 shares	(2)	$10.00	$18,515,000	$2,345.85	(3)

Participation interests	82,793 shares	(4)	—	—	—	(4)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes shares that may be issued in the event of a 15% increase in the maximum size of the offering.
(3)	Previously paid.
(4)	Represents shares of Common Stock which may be purchased by participants in the Home Federal Savings and Loan Association Employees’ Savings & Profit Sharing Plan. Accordingly, no separate fee is required for the participation interests.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, in the city of Shreveport, State of Louisiana, on November 12, 2004.

HOME FEDERAL BANCORP, INC. OF LOUISIANA
(in organization)

By:	/s/ Daniel R. Herndon
Daniel R. Herndon
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Daniel R. Herndon Daniel R. Herndon	Chairman of the Board, President and Chief Executive Officer	November 12, 2004

/s/ Walter T. Colquitt III* Walter T. Colquitt III	Director	November 12, 2004

/s/ David A. Herndon III* David A. Herndon III	Director	November 12, 2004

/s/ Scott D. Lawrence* Scott D. Lawrence	Director	November 12, 2004

Name	Title	Date
/s/ Sidney D. York*	Director	November 12, 2004
Sidney D. York

/s/ Clyde D. Patterson Clyde D. Patterson	Director and Executive Vice President (Principal Financial and Accounting Officer)	November 12, 2004

/s/ Henry M. Hearne* Henry M. Hearne	Director	November 12, 2004

/s/ Woodus K. Humphrey* Woodus K. Humphrey	Director	November 12, 2004

/s/ Amos L. Wedgeworth Jr.* Amos L. Wedgeworth Jr.	Director	November 12, 2004

*	By Daniel R. Herndon, pursuant to power of attorney.